UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 10, 2009

Shutterfly, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33031	99-3330068
(Commission File Number)	(IRS Employer Identification No.)

2800 Bridge Parkway, Redwood City, California	94065
(Address of Principal Executive Offices)	(Zip Code)

(650) 610-5200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets.

On September 10, 2009, Shutterfly, Inc. (the “Company”) acquired all of the outstanding common shares and securities convertible into common shares of TinyPictures, Inc. (“TinyPictures”) through a merger of a subsidiary of the Company into TinyPictures (the “Merger”).  Total consideration paid by the Company in connection with the Merger was approximately $1.3 million in cash.  The Company also granted $1.3 million in contingent consideration in the form of performance-based restricted stock units to continuing employees.   Vesting of the performance-based restricted stock units is contingent on achieving certain performance milestones and continued employment.  TinyPictures develops applications that enable users to share videos and images to others across mobile networks and social networking platforms.

Nancy J. Schoendorf, a member of the Board of Directors of Shutterfly and of Tiny Pictures, is a managing partner of Mohr Davidow Ventures, a venture capital firm.  Mohr Davidow Ventures holds Tiny Pictures Preferred Stock and, as a result, will receive a portion of the proceeds of the Merger.

The consideration paid by the Company in the Merger was determined through negotiation between the Company and TinyPictures, without participation by Ms. Schoendorf.

The Merger Agreement is attached as Exhibit 2.01 to this report and is incorporated herein by reference.  The Merger Agreement contains representations and warranties of the Company and TinyPictures which are typical for transactions of this type.  The representations and warranties made by the Company in the Purchase Agreement are qualified by reference to certain exceptions contained in a disclosure schedule.  Neither the disclosure schedule nor the exhibits to the Merger Agreement have been filed but the Company will furnish copies to the Securities and Exchange Commission staff upon request.  The following is a brief description of each of the schedules and exhibits that have not been filed herewith:

Disclosure Schedule – lists the exceptions to the representations and warranties set forth in the Merger Agreement

Exhibit A – List of Stockholders

Exhibit B – Form of Escrow Agreement

Exhibit C – Legal Opinion

Exhibit D – Form of Noncompetition Agreement

Exhibit E – Stockholders Certificate (release)

Item 9.01    Financial Statements and Exhibits.

(a)           Financial Statement of Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K, will be filed by amendment to this Current Report on Form 8-K not later than 71 days from the date that the initial report on Form 8-K must be filed.

(b)           Pro Forma Financial Information

The pro forma financial statements required by Item 9.01(b) of Form 8-K, will be filed by amendment to this Current Report on Form 8-K not later than 71 days from the date that the initial report on Form 8-K must be filed.

(d)   Exhibits.

Number	Description
2.01	Merger Agreement, dated September 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUTTERFLY, INC.

By:	/s/ Mark J. Rubash Mark J. Rubash Senior Vice President & Chief Financial Officer

Date:	September 11, 2009